Exhibit 10.2

WAIVER OF CONDITIONS TO CLOSING

WHEREAS, On August 9, 2018, the Board of Directors of Gulf West Security Network, Inc., fka NuLife Sciences, Inc. (the “Company”) approved the merger (the “Merger”), through its wholly-owned subsidiary NuLife Acquisition Corp. (“NuLife Sub”), and that certain Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) wherein NuLife Sub will merge with and into LJR Security Services, Inc. (“LJR”) (collectively, the “Parties”), to become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Louisiana (the “Effective Time”), and after the satisfaction or waiver by the parties thereto of the conditions set forth in Article VI of the Merger Agreement.

WHEREAS, the Parties, in anticipation of an immediate closing of the Merger wish to provide a limited waiver of certain conditions to closing as required by the Merger Agreement.

NOW, THEREFORE, with respect to Merger Agreement, the Parties hereby agree to waive the following:

Section 2.10 Audited Financial Statements. The Company agrees to waive the deliverables under Schedule 2.10, LJR’s audited consolidated balance sheets as of December 31, 2017 and December 31, 2016 (the “LJR Audited Financial Statements”).

Section 3.22 Obligations to or by Stockholders. LJR agrees to waive receipt of the Company’s list of liabilities or obligation or commitment to any stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act).

Section 6.01

(d) Certificate of Officer. The Company and NuLife Sub agree to waive receipt of a certificate of LJR, dated the Closing Date, and executed by its President or Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 6.01.

(f)(ii) Supporting Documentation. The Company and NuLife Sub agree to waive receipt of the debts of LJR on Schedule 6.01(f).

(f)(iii) Supporting Documentation. The Company and NuLife Sub agree to waive receipt of a certificate, dated the Closing Date, executed by the President or Chief Executive Officer of LJR, certifying that (A) except for the filing of the Articles of Merger, all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of the Merger Documents and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained and (B) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Merger Documents or the carrying out of the transactions contemplated by any of the Merger Documents.

Section 6.02

(d) Certificate of Officer. LJR agrees to waive receipt of a certificate of the Company and NuLife Sub, dated the Closing Date, and executed by their respective President or Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 6.02.

(g) Equity Credit Line. LJR agrees to waive receipt of the Company’s list of liabilities or obligation or commitment to any stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act).

(j)(ii) LJR agrees to waive receipt of the debts of the Company and NuLife on Schedule 6.02(f).

(j)(iii) LJR agrees to waive receipt of a certificate, dated the Closing Date, executed by the respective President or Chief Executive Officer of the Company and NuLife Sub, certifying that (A) except for the filing of the Articles of Merger, all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of the Merger Documents and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained and (B) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Merger Documents or the carrying out of the transactions contemplated by any of the Merger Documents.

(j)(v) LJR agrees to waive receipt of the Company’s list of liabilities or obligation or commitment to any stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act).

(j)(vi) LJR agrees to waive receipt of a certificate of the Company’s Transfer Agent certifying as of the Business Day prior to the Closing Date, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of the Company’s Common Stock, together with the number of shares of the Company’s Common Stock held by each record owner and whether each of such shares are restricted and/or non-restricted.

(j)(viii) LJR agrees to waive receipt of evidence as of no later than the Closing Date that all employees of the Company and NuLife Sub have either been terminated and evidence that all items of compensation, severance and related Taxes and benefits have been satisfied pre-Closing or will be satisfied postclosing with no further payment or obligation on the part of the Company and NuLife Sub.

(j)(ix) LJR agrees to waive receipt of such additional supporting documentation and other information with respect to the transactions contemplated hereby as LJR may reasonably request.

(j)(x) to waive receipt from the Company’s transfer agent dated the date immediately prior to the Effective Date showing that there are 48,669,098 shares of the Company’s Common Stock issued and outstanding.

(m) Equity Credit Line. LJR agrees to waive the closing of the Equity Credit Line, which shall be on terms and conditions satisfactory to LJR, Alan Goddard and Michael Lichtenstein.

(p) 14f-1 Information Statement. LJR agrees to waive the requirement that at least thirteen (13) days prior to Closing, the Company shall have filed the 14f-1 Information Statement with the SEC, and the Company shall have mailed the 14f-1 Information Statement to each of the Stockholders of the Company, and the Company shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

(q) Director and Officer Insurance. LJR agrees to waive the requirement that the Company shall have obtained a directors and officers liability insurance policy from such carriers and on terms and conditions satisfactory to LJR in its sole discretion but in any event with coverage of no less than $5,000,000.

(r) Conversion Amount for The Company A Preferred Stock. LJR agrees to waive the requirement that holders of the Company’s Series A Preferred Shares enter into a Conversion Agreement pursuant to which, immediately following the Effective Time, all 742,500 shares of the issued and outstanding the Company’s Series A Preferred Shares shall convert into in the aggregate 34,994,025 shares of the Company’s Common Stock so that no shares of the Company’s Series A Preferred Shares shall be outstanding.

(s) Tax Matters. LJR agrees to waive the requirement that LJR and the LJR Stockholder shall have received a written opinion of Ira L. Zuckerman (the "Tax Opinion"), a Principal at Zuckerman Law, LLC, hired by LJR and the LJR Stockholder, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) the exchange in the Merger of the LJR Common Stock for the Merger Consideration Shares will not give rise to currently taxable gain or loss to the LJR Stockholder with respect to such exchange).

(t) Exchange of LJR Exchangeable Debt. LJR agrees to waive the requirement that the Company shall issue Company LJR Exchangeable Debt Notes in the amounts and to the Persons set forth on Schedule 2.04 (which Schedule 2.04 may, following the date hereof but prior to Closing, be amended by LJR) and such Company LJR Exchangeable Debt Notes shall include such terms and conditions as set forth in the definition of Company LJR Exchangeable Debt Notes.

(u) The Company FF Exchange Notes. LJR agrees to waive the requirement that Pubco shall issue to Alan Goddard and Paradigm Capital Holdings, LLC (“Paradigm”), pursuant to the Note Assignment Agreement, dated as of May 11, 2018, by and among Mr. Goddard, Paradigm, Pubco and First Fire Global Opportunities Funds, LLC, senior secured convertible notes of Pubco, bearing interest at the rate of eight percent (8%) per annum as follows (each a “Pubco FF Exchange Note”): to (i) Mr, Goddard, a $55,000 aggregate principal amount Pubco FF Exchange Note, and (ii) Paradigm, a $55,000 aggregate principal amount Pubco FF Exchange Note. Each Pubco FF Exchange Note shall initially be convertible into 16,700,000 shares of Pubco Common Stock and shall contain full-ratchet, anti-dilution rights, registration rights on the underlying Pubco Common Stock and shall include such other terms as mutually agreed to by Pubco, Mr. Goddard and Paradigm.

IN WITNESS WHEREOF, the Parties have each signed this Agreement in their personal capacity or by their duly authorized representative, to be effective as of Effective Date.

GULF WEST SECURITY NETWORK, INC.

_______________________________________

Sean Clarke, Secretary

NULIFE ACQUISITION CORP.

_______________________________________

Sean Clarke, Director

LJR SECURITY SERVICES, INC.

_______________________________________

Lou Resweber, President